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                                                                 EXHIBIT (c)(2)

                      INSTRUMENTS DEFINING RIGHTS OF HOLDERS OF
                            THE SECURITIES BEING OFFERED

                    The rights of shareholders of AHA Investment Funds, Inc. (the "Corporation") are defined by the following provisions of the Corporation's Articles of Incorporation and By-Laws.

                                    Excerpts from

                               ARTICLES OF INCORPORATION OF
                                 AHA INVESTMENT FUNDS, INC.

                                     ARTICLE V

                                   CAPITAL STOCK


         (1) The total number of shares of stock which the Corporation initially shall have authority to issue is Two Hundred Million shares of common stock of the par value of one cent ($.01) each, to be classified as "Common Shares", and of the aggregate par value of Two Million Dollars. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Corporation is authorized to issue may be increased or decreased by the Board of Directors in accordance with the applicable revisions of the Maryland General Corporation Law.

         (2) The Corporation is authorized to issue its shares in two or more series or two or more classes, and, subject to the requirements of the Investment Company Act of 1940 as amended, particularly Section 18(f) thereof and Rule 18f-2, thereunder, the different series or classes shall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined by the Board of Directors, provided that the board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation dissolution or winding up of the affairs of or upon any distribution of the general assets of the Corporation, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets belonging to a particular series or class, voting powers and conversion rights. All references to Common Shares in these Articles shall be deemed to be shares of any or all series and classes as the context may require.

         The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the series designated as the Limited Maturity Fixed Income Portfolio (of which there are initially authorized Twenty Five Million shares), the Full Maturity Fixed Income Portfolio (of which there are initially authorized Twenty Five Million shares) the Diversified Stock Portfolio (of which there are initially authorized Twenty Five Million shares); the Balanced Portfolio (of which there are initially authorized Twenty Five Million shares) and the U.S. Government Money Market

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Portfolio (of which there are initially authorized One Hundred Million
Shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class series).


         (a) The number of authorized Common Shares and the number of Common Shares of each series or of each class that may be issued shall be in such number as may be determined by the Board of Directors. The Directors may classify or reclassify any unissued Common Shares or any Common Shares previous issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Directors may hold as treasury shares (of the same or some other series or class) reissue for such consideration and on such terms as they may determine, or cancel any Common Shares or any series or any class reacquired by the Corporation at their discretion from time to time.

         (b) All consideration received by the Corporation for the issue or sale of Common Shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be shall irrevocably belong to that series or class for all purposes subject only to the rights of creditors, be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof funds or payments which are not readily identifiable as belonging to any particular series or class, the Directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion deem fair and equitable. Each such allocation by the Corporation shall be conclusive and binding upon the stockholders of all series or classes for all purposes. The Directors shall have full discretion to the extent not inconsistent with the Investment Company Act of 1940 as amended and the Maryland General Corporation Law to determine which items shall be treated as income and which items shall be treated as income and which items shall be treated as capital and each such determination and allocation shall be conclusive and binding upon the stockholders.

         (c) The assets belonging to each particular series or class shall be charged with the liabilities of the Corporation in respect of that series or class and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series or class shall be allocated and charged by the Directors to and among any one or more of the series or classes established and designated from time to time in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. Each allocation of liabilities expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the stockholders of all series or classes for all purposes.

         (d) Dividends and distributions on Common Shares of a particular series or class may be paid with such frequency as the Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adapted only once or with such frequency as the Board of Directors may determine, to the holders of Common Shares of that series or class from such of the income and capital gains, accrued or realized, from the assets belonging to the series or class as the Directors may determine after providing for actual and accrued liabilities belonging to

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that series or class.  All dividends and distributions on Common Shares of a particular series or class shall be distributed pro rata to the holders of the series or class in proportion to the number of Common Shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend of distribution shall be payable on shares as to which the stockholder's purchase order and/or payment in proper form have not been received by the time or times established by the Board of Directors under such program or procedure.

         The Corporation intends to have each separate series qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions amounts sufficient, in the opinion of the Board of Directors, to enable the respective series to qualify as regulated investment companies and to avoid liability of such series for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

         Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section (3) below.

         (f) In the event of liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class of series or by the exchange of shares of such class or series for the shares of another class or series.

         (g) On each matter submitted for a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the



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Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote.

          (h) The establishment and designation of any series or class of Common Shares shall be effective upon the adoption by a majority of the then Directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

          (3) The Corporation shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock in a redemption price prescribed by the Board of Directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value per share of such class or series as determined in accordance with the provisions of this section (3) less such redemption charge (if any) as may be determined by the Board of Directors, which redemption charge shall not exceed five percent (5%) of such net asset value per share. The Corporation may redeem, at current net asset value, shares of any series not offered for redemption held by any shareholder whose shares have a value of less than $1 million, or such lesser amount as may be fixed by the Board of Directors, provided that before the Corporation redeems such shares it must notify the shareholder that the value of his share is less than the required minimum and allow the shareholder reasonable opportunity to make an additional investment in an amount which will increase the value of the account to the required minimum or more. Redemption proceeds shall be paid exclusively out of the assets of the series whose shares are being redeemed, and shall be paid in cash or by check (or similar form of payment) and not in kind.

          Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Act of 1940, as amended, or any rule or order thereunder.

          The net asset value of a share of any class or series of Common Stock of the Corporation shall be determined in accordance with applicable laws and regulations or under the supervision of such persons and at such time or times at as shall from time to time be prescribed by the Board of Directors.

          (4) The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for

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all purposes, be shares of common stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the by-laws.

          (5) The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the by-laws or by the Board of Directors.

                                   ARTICLE VI

                               PREEMPTIVE RIGHTS

          No stockholder of the Corporation of any class, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any shares of any class of stock, or securities convertible into, exchangeable for or evidencing the right to purchase stock of any class whatsoever, whether or not the stock in question be of the same class as may be held by such stockholders, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise other than such, if any, as the Board of Directors in its discretion may from time to time fix.

                                  ARTICLE VIII

                                STOCKHOLDER VOTE

          Notwithstanding any provisions of Maryland law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

                                 Excerpts from

                     BY-LAWS OF AHA INVESTMENT FUNDS, INC.

                                   ARTICLE II

                             STOCKHOLDERS MEETINGS

          SECTION 2.1. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, within or without the State of Maryland, as may be designated from time to time by the Board of Directors.

          SECTION 2.2. ANNUAL MEETING. Annual or other meetings of the stockholders, unless required by the Investment Company Act of 1940, as amended, or the Maryland General

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Corporation Law shall not be required to be held but may, in the discretion of the Directors, be held notwithstanding the absence of a requirement under the Investment Company Act of 1940, as amended, or the Maryland General Corporation Law to hold such a meeting.

          SECTION 2.3. SPECIAL MEETINGS. Special meetings of stockholders of the Corporation shall be held whenever called by the Board of Directors or the President of the Corporation. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meetings, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

          SECTION 2.4. NOTICE OF MEETINGS. Written or printed notice of every stockholders' meeting stating the place, date and time, and in the case of a special meeting the purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each stockholder entitled to vote at such meeting, either by mail or by presenting it to him personally, or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          SECTION 2.5. QUORUM AND ADJOURNMENT OF MEETINGS. Except as otherwise provided by law, by the Charter of the Corporation, or by these By-Laws, at all meetings of stockholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time (but in no event to a date more than 120 days after the original record date) without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum shall be present, any business may be transacted if the meeting had been held as originally called.

          SECTION 2.6. VOTING RIGHTS, PROXIES. At each meeting of the stockholders at which a quorum is present, each holder of record of stock entitled to vote thereat shall be entitled to one vote (with fractional votes for fractional shares) in person or by proxy, executed in writing by the stockholder or his duly authorized attorney-in-fact, for each share of stock of the Corporation entitled to vote so registered in his name on the books of the Corporation on the date fixed as the record date for the determination of stockholders entitled to vote at such meeting. In all elections of directors each share of stock may be voted once for each individual to be elected and for whose election such share is entitled to be voted. No proxy shall be valid after eleven months from its date unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

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         SECTION 2.7.  VOTE REQUIRED.  Except as otherwise provided by law, by the Charter of the Corporation, or by these By-Laws, at each meeting of stockholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote with respect to any such matter.

         SECTION 2.8. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Directors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of stockholders may, and on the request of any stockholder of his proxy shall appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of election shall determine the number of shares of stock outstanding, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or of any stockholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         SECTION 2.9. ACTION BY STOCKHOLDERS WITHOUT MEETING. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all the stockholders entitled to vote upon the action and such consent shall be filed with the records of the Corporation.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 3.1 NUMBER AND TERMS. The Board of Directors shall consist of not less than three (3) and not more than fifteen (15) directors, the number of directors to be fixed from time to time within the above-specified limits by the affirmative vote of a majority of the whole Board of Directors. At the first meeting of stockholders and at each meeting thereafter called for the purpose of electing directors, the stockholders shall elect directors to hold office until their successors are elected and qualify. Directors need to be stockholders of the Corporation.

         SECTION 3.9. REMOVAL. Any one or more of the directors may be removed either with or without cause, at any time, at a meeting called for such purpose by the affirmative vote cast in person or by proxy of, or by declaration in writing filed with the Custodian of the Corporation of, the stockholders holding not less than two-thirds of the outstanding shares entitled to vote for the election of directors. Notwithstanding Section 2.3 thereof, a meeting for removing a director shall be called in accordance with the procedures specified in Section 16(c) of the Investment Company Act of 1940, and the shareholder communications provisions of said Section 16(c) shall be followed by

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the Corporation. The successor or successors of any director or directors so removed may be elected by the stockholders entitled to vote thereon at the same meeting to fill any resulting vacancies for the unexpired term of removed directors. Except as provided by law, pending, or in the absence of such an election, the successor or successors of any director or directors so removed may be chosen by the Board of Directors.

                                   ARTICLE IX

                           DIVIDENDS AND DISTRIBUTIONS

         Subject to any applicable provisions of law and the Charter of the Corporation, dividends and distributions upon the Common Stock of the Corporation may be declared at such intervals as the Board of Directors may determine in cash, in securities or other property, or in shares of stock of the Corporation, from any source permitted by law, all as the Board of Directors shall from time to time determine.

         Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have power, in its discretion, to distribute as income dividends and as capital gain distributions respectively, amounts sufficient to enable the Corporation to avoid or reduce liability for federal income taxes.

                                  ARTICLE XV

                                  AMENDMENTS

         These By-Laws may be amended, altered, or repeated at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, provided notice of the general purpose of the proposed amendment, alteration or repeal is given in the notice of said meeting, or, at any meeting of the Board of Directors, provided, however, that any By-Law or amendment or alternation of the By-Laws adopted by the Board of Directors may be amended, altered or repealed and any By-Law repealed by the Board of Directors may be reinstated by vote of the stockholders of the Corporation.